OMNIBUS AMENDMENT AGREEMENT NO. 2

                           Dated as of April 18, 2000




                                  in respect of
                           THERMOGAS TRUST NO. 1999-A
                             PARTICIPATION AGREEMENT
                           LEASE INTENDED AS SECURITY
                                 LOAN AGREEMENT
                       Each dated as of December 15, 1999

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                                TABLE OF CONTENTS
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SECTION                    HEADING                                                                              PAGE

SECTION 1.                 AMENDMENT OF ORIGINAL AGREEMENTS.......................................................2

       Section 1.1.        Amendments to Participation Agreement..................................................2

ARTICLE V                  COVENANTS OF LESSEE AND GUARANTOR......................................................6

       Section 5.1.        Financial Statements...................................................................6
       Section 5.2.        Certificates; Other Information........................................................7
       Section 5.3.        Notices................................................................................8
       Section 5.4.        Preservation of Corporate or Partnership Existence, Etc................................9
       Section 5.5.        Maintenance of Property................................................................9
       Section 5.6.        Insurance..............................................................................9
       Section 5.7.        Payment of Obligations.................................................................9
       Section 5.8.        Compliance with Laws..................................................................10
       Section 5.9.        Inspection of Property and Books and Records..........................................10
       Section 5.10.       Environmental Laws....................................................................10
       Section 5.11.       Use of Proceeds.......................................................................10
       Section 5.12.       Financial Covenants...................................................................10
       Section 5.13.       Trading and Supply Policies...........................................................11
       Section 5.14.       Other General Partner Obligations.....................................................11
       Section 5.15.       Monetary Judgments....................................................................12
       Section 5.16.       Designation With Respect to Subsidiaries..............................................12
       Section 5.17.       Limitation on Liens...................................................................13
       Section 5.18.       Asset Sales...........................................................................15
       Section 5.19.       Consolidations and Mergers............................................................16
       Section 5.20.       Acquisitions..........................................................................17
       Section 5.21.       Limitation on Indebtedness............................................................17
       Section 5.22.       Transactions with Affiliates..........................................................18
       Section 5.23.       Use of Proceeds.......................................................................19
       Section 5.24.       Use of Proceeds - Ineligible Securities...............................................19
       Section 5.25.       Contingent Obligations................................................................19
       Section 5.26.       Joint Ventures........................................................................19
       Section 5.27.       Lease Obligations.....................................................................19
       Section 5.28.       Restricted Payments...................................................................20
       Section 5.29.       Prepayments of Subordinated Indebtedness..............................................22
       Section 5.30.       Dividend and Other Payment Restrictions Affecting Subsidiaries........................22
       Section 5.31.       Change in Business....................................................................23
       Section 5.32.       Accounting Changes....................................................................23
       Section 5.33.       Limitation on Sale and Leaseback Transactions.........................................23
       Section 5.34.       [Intentionally Omitted]...............................................................23
       Section 5.35.       Amendments of Organization Documents or Certain Debt Agreements.......................23
       Section 5.37.       Operations through Subsidiaries.......................................................24
       Section 5.38.       Operations of MLP.....................................................................24
       Section 5.39.       Miscellaneous.........................................................................24
       Section 5.40.       Accounting Principles.................................................................25
       Section 1.2.        Amendments to Loan Agreement..........................................................37
       Section 1.3.        Amendments to Loan Agreement..........................................................40

SECTION 2.                 REPRESENTATIONS OF THE LESSEE.........................................................40


SECTION 3.                 AUTHORIZATION AND DIRECTION...........................................................40


SECTION 4.                 EFFECTIVENESS.........................................................................40


SECTION 5.                 FEES AND EXPENSES.....................................................................41


SECTION 6.                 MISCELLANEOUS.........................................................................41

       Section 6.1.        Construction..........................................................................41
       Section 6.2.        References............................................................................41
       Section 6.3.        Headings and Table of Contents........................................................41
       Section 6.4.        Counterparts..........................................................................42
       Section 6.5.        Governing Law.........................................................................42
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                        OMNIBUS AMENDMENT AGREEMENT NO. 2

         THIS OMNIBUS AMENDMENT AGREEMENT NO. 2 dated as of April 18, 2000 (this "Amendment") is among FERRELLGAS, LP, a Delaware limited partnership (as successor in interest to Thermogas L.L.C., a Delaware limited liability company ("Thermogas"), pursuant to the hereinafter defined Assumption Agreement) (the "Lessee"), FERRELLGAS, INC., a Delaware corporation (the "General Partner"), FIRST SECURITY BANK, NATIONAL ASSOCIATION, a national banking association, in its individual capacity and in its capacity as certificate trustee under the Trust Agreement referred to below (the "Certificate Trustee"), FIRST SECURITY TRUST COMPANY OF NEVADA, a Nevada banking corporation (the "Agent"), the Persons named on Schedule I hereto, as Certificate Purchasers (the "Certificate Purchasers") and the Persons named on Schedule II hereto, as Lenders (the "Lenders").


                                    RECITALS:

          A. Capitalized terms used herein and not otherwise defined herein shall have the respective meanings set forth in the Participation Agreement (as hereinafter defined and as amended hereby).

          B. Thermogas, The Williams Companies, Inc., a Delaware corporation, the Certificate Trustee, the Agent, Banc of America Leasing & Capital, LLC, as the original Certificate Purchaser and the original Lender, have heretofore entered into that certain Participation Agreement dated as of December 15, 1999, as amended by that certain Omnibus Amendment Agreement dated as of February 4, 2000 ("Amendment No. 1") (as so amended by Amendment No. 1, the "Participation Agreement").

          C. Thermogas and the Certificate Trustee have heretofore entered into that certain Lease Intended as Security dated as of December 15, 1999 (the "Lease").

          D. The Certificate Trustee, the Agent and Banc of America Leasing & Capital, LLC, as the original Lender, have heretofore entered into that certain Loan Agreement dated as of December 15, 1999, as amended by Amendment No. 1 (as so amended by Amendment No. 1, the "Loan Agreement").

          E. Pursuant to that certain Assumption Agreement dated as of December 15, 1999 (the "Assumption Agreement"), the Lessee has assumed all of the obligations of Thermogas under the Operative Documents.

          F. The Lessee, the General Partner, the Certificate Trustee, the Agent, the Certificate Purchasers and the Lenders now desire to amend the Participation Agreement, the Lease and the Loan Agreement (collectively, the "Agreements") in the respects, but only in the respects, hereinafter set forth.

         NOW, THEREFORE, the Lessee, the General Partner, the Certificate Trustee, the Agent, the Certificate Purchasers and the Lenders, in consideration of good and valuable consideration the receipt and sufficiency of which is hereby acknowledged, do hereby agree as follows:

SECTION 1.           AMENDMENT OF AGREEMENTS.

     Section 1.1. Amendments to Participation Agreement. (a) Section 4.1 of the Participation Agreement shall be and is hereby amended as follows:

     (i) Section 4.1(a) shall be and is hereby amended and restated to read as follows:

     "(a) Corporate or Partnership Existence and Power. The General Partner, the MLP, Lessee and each of the Restricted Subsidiaries:

     (i) is a corporation or partnership duly organized, validly existing and in good standing under the laws of the jurisdiction of its formation;

                                    (ii) has the  power  and  authority  and all
                           governmental licenses, authorizations, consents and approvals to own its assets, carry on its business as now being or as proposed to be conducted and to execute, deliver, and perform its obligations under the Operative Documents;

                                    (iii)  is  duly   qualified   as  a  foreign
                           corporation or partnership and is licensed and in good standing under the laws of each jurisdiction where its ownership, lease or operation of property or the conduct of its business requires such qualification or license or where the failure so to qualify could reasonably be expect to have a Material Adverse Effect; and

                                    (iv)  is in  compliance  with  all  material
                           Requirements of Law, except where the failure to so comply could not reasonably be expected to have a Material Adverse Effect."

                  (ii) Sections 4.1(b), (c), (d), (i) and (n) shall be and are hereby amended by deleting all references therein to the term "Subsidiary" and substituting in place thereof the term "Restricted Subsidiary".

     (iii) Section 4.1(g)(iv) shall be and is hereby amended and restated in its entirety to read as follows:

                           "(iv)  No  pension  Plan  has  any  Unfunded  Pension
                  Liability that could reasonably be expected to have a Material Adverse Effect."

     (iv) Section 4.1(k) shall be and is hereby amended and restated in its entirety to read as follows:

                           "(k)   Financial    Condition.    (i)   The   audited
                  consolidated financial statements of the General Partner, Lessee, the MLP and their respective Subsidiaries dated July 31, 1999 and the unaudited consolidated financial statements of the General Partner, Lessee, the MLP and their respective Subsidiaries dated January 31, 2000, in each case together with the related consolidated statements of income or operations, shareholders' equity and cash flows for the fiscal periods ended on those respective dates:

                           (A) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, subject to ordinary, good faith year end audit adjustments;

                           (B) fairly present the financial  condition of Lessee
                     and its Subsidiaries as of the date thereof and results of operations for the period covered thereby; and

                           (C) show all material indebtedness and other liabilities, direct or contingent, of Lessee and its consolidated Subsidiaries as of the date thereof, including liabilities for taxes, material commitments and Contingent Obligations (except that since such date Lessee (x) issued $184,000,000 aggregate principal amount of the 2000 Notes and (y) repaid in full and irrevocably terminated the commitments under its $183,000,000 credit facility with
                     BofA).

                                    (ii) Since January 31, 2000,  there has been
                             no Material Adverse Effect.

                                    (iii) The General  Partner,  the MLP, Lessee
                             and each of the other Subsidiaries of Lessee are each Solvent, both before and after giving effect to the consummation of each of the transactions contemplated by the Operative Documents."

     (v) Section 4.1(o) shall be and is hereby amended and restated in its entirety to read as follows:

                                    "(o)  Copyrights,  Patents,  Trademarks  and
                             Licenses, Etc. Lessee and the Restricted Subsidiaries own or are licensed or otherwise have the right to use all of the patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights that are reasonably necessary for the operation of their respective businesses, without conflict with the rights of any other Person, except for those patents, trademarks, service marks, trade names, copyrights, contractual franchises, authorizations and other rights the failure of which to obtain could not reasonably be expected to have a Material Adverse Effect. To the best knowledge of Lessee, no slogan or other advertising device, product, process, method, substance, part or other material now employed, or now contemplated to be employed, by Lessee or any Restricted Subsidiary infringes upon any rights held by any other Person. No claim or litigation regarding any of the foregoing is pending or, to the best knowledge of Lessee, threatened, and no patent, invention, device, application, principle or any statute, law, rule, regulation, standard or code is pending or, to the knowledge of Lessee, proposed, which, in either case, could reasonably be expected to have a Material Adverse Effect."

     (vi) Section 4.1(p) shall be and is hereby amended and restated in its entirety to read as follows:

                                    "(p) Subsidiaries and Affiliates. Lessee (i)
                             has no Subsidiaries or other Affiliates except (A) those specifically disclosed in Schedule IV of
                             Ominibus Amendment Agreement No. 2 as of the Effective Date (B) one or more SPEs established in connection with Accounts Receivable Securitizations permitted by Section 5.21, (C) Restricted and Unrestricted Subsidiaries established in compliance with Section 5.37 and (D) Joint Ventures established in compliance with Section 5.26 subsequent to the Effective Date, and (ii) has no equity investments in any corporation or entity other than (A) Subsidiaries and Affiliates disclosed in subsection (i) above and (B) other Permitted Lessee Investments."

     (vii) Section 4.1(q) shall be and is hereby amended and restated in its entirety to read as follows:

                                    "(q) Insurance. The properties of Lessee and
                             the Restricted Subsidiaries are insured with financially sound and reputable insurance companies not Affiliates of Lessee, in such amounts, with such deductibles and covering such risks as are customarily carried by companies engaged in similar businesses and owning similar properties in localities where Lessee or each such Subsidiary operates and consistent with the practice of the Lessee and the Restricted Subsidiaries as of the Effective Date."

     (viii) Section 4.1(t) shall be and is hereby amended and restated in its entirety to read as follows:

                                    "(t) Fixed Price Supply  Contracts.  None of
                             Lessee and its Subsidiaries (other than Non-Recourse Subsidiaries) is a party to any contract for the supply of propane or other product except where (a) the purchase price is set with reference to a spot index or indices substantially contemporaneously with the delivery of such product or (b) delivery of such propane or other product is to be made no more than two years after the purchase price is agreed to."

     (ix) Section 4.1(w) shall be and is hereby amended and restated in its entirety to read as follows:

                                    "(w) Year 2000.  Lessee and its Subsidiaries
                             have reviewed the areas within their business and operations which could have been or could continue to be adversely affected by the "Year 2000 Problem" (that is, the risk that computer applications used by Lessee and its Subsidiaries may be unable to recognize and perform properly date-sensitive functions involving certain dates prior to and any date on or after December 31, 1999). Accordingly,
                             Lessee and its Subsidiaries have developed a program to address such related problems, and have made related appropriate inquiry of material suppliers and vendors. To date, no problems connected with the Year 2000 Problem have occurred which have had a Material Adverse Effect on Lessee or its Subsidiaries. Although some problems related to the Year 2000 Problem may remain as yet undetected, the Borrower believes that, based on such review and program, the "Year 2000 Problem" will not have a Material Adverse Effect."

         (b) Article V of the Participation Agreement shall be and is hereby amended and restated in its entirety to read as follows:




                                   "ARTICLE V

                               COVENANTS OF LESSEE

         Section 5.1. Financial Statements. Lessee shall deliver to Agent, in form and detail satisfactory to Agent and the Required Participants and consistent with the form and detail of financial statements and projections provided to Agent by Lessee and its Affiliates prior to the Delivery Date, with sufficient copies for each Participant:

                   (a) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the fiscal year ended July 31, 2000), a copy of the audited consolidated balance sheet of Lessee and its Subsidiaries as at the end of such year and the related consolidated statements of income or operations, partners' or shareholders' equity and cash flows for such year, setting forth in each case in comparative form the figures for the previous fiscal year, and accompanied by the opinion of a nationally-recognized independent public accounting firm ("Independent Auditor") which report shall state that such consolidated financial statements present fairly the financial position for the periods indicated in conformity with GAAP applied on a basis consistent with prior years. Such opinion shall not be qualified or limited in any manner, including on account of any limitation on it because of a restricted or limited examination by the Independent Auditor of any material portion of Lessee's or any Subsidiary's records;

                   (b) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the fiscal quarter ended April 30, 2000), a copy of the unaudited consolidated balance sheet of Lessee and its Subsidiaries as of the end of such quarter and the related consolidated statements of income, partners' or shareholders' equity and cash flows for the period commencing on the first day and ending on the last day of such quarter, and certified by a Responsible Officer as fairly presenting, in accordance with GAAP (subject to ordinary, good faith year-end audit adjustments), the financial position and the results of operations of Lessee and the Subsidiaries;

                   (c) as soon as available, but not later than 100 days after the end of each fiscal year (commencing with the first fiscal year during all or any part of which Lessee had one or more Significant Subsidiaries), a copy of an unaudited consolidating balance sheet of Lessee and its Subsidiaries as at the end of such year and the related consolidating statement of income, partners' or shareholders' equity and cash flows for such year, certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 5.1(a);

                   (d) as soon as available, but not later than 45 days after the end of each of the first three fiscal quarters of each fiscal year (commencing with the first fiscal quarter during all or any part of which Lessee had one or more Significant Subsidiaries), a copy of the unaudited consolidating balance sheets of Lessee and its Subsidiaries, and the related consolidating statements of income, partners' or shareholders' equity and cash flows for such quarter, all certified by a Responsible Officer as having been developed and used in connection with the preparation of the financial statements referred to in subsection 5.1(b);

                   (e) as soon as available, but not later than 60 days after the end of each fiscal year (commencing with the fiscal year ended July 31, 2000), projected consolidated balance sheets of Lessee and its Subsidiaries as at the end of each of the current and following two fiscal years and related projected consolidated statements of income, partners' or shareholders' equity and cash flows for each such fiscal year, including therein a budget for the current fiscal year, certified by a Responsible Officer as having been developed and prepared by Lessee in good faith and based upon Lessee's best estimates and best available information; and

                   (f) as soon as available, but not later than 100 days after the end of each fiscal year of the General Partner (commencing with the fiscal year ended July 31, 2000), a copy of the unaudited (or audited, if available) consolidated balance sheets of the General Partner as of the end of such fiscal year and the related consolidated statements of income, shareholders' equity and cash flows for such fiscal year, certified by a Responsible Officer as fairly presenting, in accordance with GAAP, the financial position and the results of operations of the General Partner and its Subsidiaries (or, if available, accompanied by an opinion of an Independent Auditor as described in subsection 5.1(a)).

     Section 5.2. Certificates; Other Information. Lessee shall furnish to Agent, with sufficient copies for each Participant:

                   (a) concurrently with the delivery of the financial statements referred to in subsection 5.1(a), a certificate of the Independent Auditor stating that in making the examination necessary therefor no knowledge was obtained of any Lease Default or Lease Event of Default, except as specified in such certificate;

                   (b) concurrently with the delivery of the financial statements referred to in subsections 5.1(a) and (b), a Compliance
         Certificate executed by a Responsible Officer with respect to the periods covered by such financial statements together with supporting calculations and such other supporting detail as Agent and the Required Participants shall require;

                   (c) promptly, copies of all financial statements and reports that Lessee, the General Partner, the MLP or any Subsidiary sends to its partners or shareholders, and copies of all financial statements and regular, periodic or special reports (including Forms 10-K, 10-Q and 8-K) that Lessee or any Affiliate of Lessee, the General Partner, the MLP or any Subsidiary may make to, or file with, the SEC; and

                   (d) promptly, such additional information regarding the business, financial or corporate affairs of Lessee, the General Partner, the MLP or any Subsidiary as Agent, at the request of any Participant, may from time to time request.

         Section 5.3.    Notices.  Lessee shall promptly notify Agent:

     (a) of the occurrence of any Lease Default or Lease Event of Default;

                   (b) of any matter that has resulted or may reasonably be expected to result in a Material Adverse Effect, including (i) breach or non-performance of, or any default under, a Contractual Obligation of Lessee, the General Partner, the MLP or any Subsidiary; (ii) any dispute, litigation, investigation, proceeding or suspension between Lessee, the General Partner, the MLP or any Subsidiary and any Governmental Authority; or (iii) the commencement of, or any material development in, any litigation or proceeding affecting Lessee, the General Partner, the MLP or any Subsidiary, including pursuant to any applicable Environmental Laws, in each case to the extent that any of the foregoing has resulted or may reasonably be expected to result in a Material Adverse Effect;

                   (c) of any of the following events affecting Lessee, the General Partner, the MLP or any Subsidiary, together with a copy of any notice with respect to such event that may be required to be filed with a Governmental Authority and any notice delivered by a Governmental Authority to such Person with respect to such event:

                            (i)     an ERISA Event;

     (ii) if any of the representations and warranties in Section 4.1(g) ceases to be true and correct;

     (iii) the adoption of any new Pension Plan or other Plan subject to Section 412 of the Code;

                           (iv) the adoption of any  amendment to a Pension Plan
                  or other Plan subject to Section 412 of the Code, if such amendment results in a material increase in contributions or Unfunded Pension Liability; or

     (v) the commencement of contributions to any Pension Plan or other Plan subject to Section 412 of the Code; and

                   (d)  of  any  material  change  in  accounting   policies  or
         financial reporting practices by Lessee or any of its consolidated Subsidiaries.

         Each notice under this Section shall be accompanied by a written statement by a Responsible Officer setting forth details of the occurrence referred to therein, and stating what action Lessee or any affected Affiliate proposes to take with respect thereto and at what time. Each notice under subsection 5.3(a) shall describe with particularity any and all clauses or provisions of this Agreement or other Operative Document that have been breached or violated.

     Section 5.4. Preservation of Corporate or Partnership Existence, Etc. The General Partner and Lessee shall, and Lessee shall cause each Restricted Subsidiary to:

                   (a) preserve and maintain in full force and effect its partnership or corporate existence and good standing under the laws of its state or jurisdiction of organization or incorporation except in connection with transactions permitted by Section 5.19;

                   (b) preserve and maintain in full force and effect all material governmental rights, privileges, qualifications, permits, licenses and franchises necessary or desirable in the normal conduct of its business except in connection with transactions permitted by
         Section 5.19 and sales of assets permitted by Section 5.18, except where the failure to so preserve or maintain such governmental rights, privileges, qualifications, permits, licenses and franchises could not reasonably be expected to have a Material Adverse Effect;

                   (c) preserve its business organization and goodwill, except where the failure to so preserve its business organization or goodwill could not reasonably be expected to have a Material Adverse Effect; and

                   (d)  preserve  or  renew  all  of  its  registered   patents,
         trademarks, trade names and service marks, the non-preservation of which could reasonably be expected to have a Material Adverse Effect.

         Section 5.5. Maintenance of Property. Lessee shall maintain, and shall cause each Restricted Subsidiary to maintain, and preserve all its property which is used or useful in its business in good working order and condition, ordinary wear and tear excepted. Lessee and each Restricted Subsidiary shall use the standard of care typical in the industry in the operation and maintenance of its facilities. Lessee shall maintain the Units in accordance with the Lease.

         Section 5.6. Insurance. Lessee shall maintain, and shall cause each Restricted Subsidiary to maintain, with financially sound and reputable independent insurers, insurance with respect to its properties and business against loss or damage of the kinds customarily insured against by Persons engaged in the same or similar business, of such types and in such amounts as are customarily carried under similar circumstances by such other Persons. Lessee shall insure the Units in accordance with the Lease.

         Section 5.7. Payment of Obligations. Lessee and the General Partner shall, and shall cause each Restricted Subsidiary to, pay and discharge as the same shall become due and payable (except to the extent the failure to so pay and discharge could not reasonably be expected to have a Material Adverse Effect), all their respective obligations and liabilities, including:

                   (a) all tax liabilities, assessments and governmental charges or levies upon it or its properties or assets, unless the same are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Lessee, the General Partner or such Subsidiary;

                   (b) all lawful claims which, if unpaid, would by law become a Lien upon its property, unless such claims are being contested in good faith by appropriate proceedings and adequate reserves in accordance with GAAP are being maintained by Lessee, the General Partner or such Subsidiary; and

                   (c) all Indebtedness, as and when due and payable, but subject to any subordination provisions contained in any instrument or agreement evidencing such Indebtedness.

         Section 5.8. Compliance with Laws. Lessee shall comply, and shall cause each Restricted Subsidiary to comply with all Requirements of Law of any Governmental Authority having jurisdiction over it or its business (including the Federal Fair Labor Standards Act), except such as may be contested in good faith or as to which a bona fide dispute may exist or the failure of which to comply with could not reasonably be expected to have a Material Adverse Effect..

         Section 5.9. Inspection of Property and Books and Records. Lessee shall maintain and shall cause each Subsidiary to maintain proper books of record and account, in which full, true and correct entries in conformity with GAAP consistently applied shall be made of all financial transactions and matters involving the assets and business of Lessee and such Subsidiary. Lessee shall permit, and shall cause each Subsidiary to permit, representatives and independent contractors of Agent or any Participant to visit and inspect any of their respective properties, to examine their respective corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss their respective affairs, finances and accounts with their respective directors, officers, and independent public accountants, all at the expense of Lessee and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance notice to Lessee; provided, however, when a Lease Event of Default exists Agent or any Participant may do any of the foregoing at the expense of Lessee at any time during normal business hours and without advance notice.

        Section 5.10. Environmental Laws. Lessee shall, and shall cause each Restricted Subsidiary to, conduct its operations and keep and maintain its property in material compliance with all Environmental Laws, except where failure to comply with such Environmental Laws could not reasonably be expected to have a Material Adverse Effect.

        Section 5.11. Use of Proceeds. Lessee shall use the proceeds of the sale of the Units, the Certificates and the Notes for working capital purposes and other general partnership purposes, in each case not in contravention of any Requirement of Law or of any Operative Document.

        Section 5.12.    Financial Covenants.

         (a) Leverage Ratio. Lessee shall maintain as of the last day of each fiscal quarter a Leverage Ratio equal to or less than (i) 5.10 to 1.00 as of the last day of each fiscal quarter ending on or prior to July 31, 2000, (ii) 5.25 to 1.00 as of the last day of each fiscal quarter ending after July 31, 2000 and on or prior to January 31, 2001, and (iii) 4.75 to 1.00 as of the last day of each fiscal quarter ending after January 31, 2001. For purposes of this Section 5.12(a), (x) Funded Debt and Synthetic Lease Obligations shall be calculated as of the last day of such fiscal quarter and (y) Consolidated Cash Flow shall be calculated for the most recently ended four consecutive fiscal quarters, provided, however, that prior to or concurrently with each delivery of a Compliance Certificate pursuant to Section 5.02(b), Lessee may elect to calculate Consolidated Cash Flow for the most recently ended eight consecutive fiscal quarters (in which case Consolidated Cash Flow shall be divided by two).

         (b) Interest Coverage Ratio. Lessee shall maintain, as of the last day of each fiscal quarter of Lessee, an Interest Coverage Ratio for the fiscal period consisting of such fiscal quarter and the three immediately preceding fiscal quarters of at least (i) 2.25 to 1.00 for each such period of four fiscal quarters ending on or prior to January 31, 2001 and (ii) 2.50 to 1.00 each such period of four fiscal quarters ending after January 31, 2001.

        Section 5.13. Trading and Supply Policies. Lessee and its Affiliates shall comply with Lessee's trading position policy and supply inventory position policy as in effect as of the Effective Date; provided, however, that Lessee and its Affiliates may, during any period of four consecutive fiscal quarters, (a) increase the loss limits specified in either the trading position or supply inventory position policy by up to 100% of the amount of such limit as in effect as of the Effective Date and (b) increase the volume limits specified in either of such policies on the number of barrels of a single product or of all products in the aggregate by up to 100% of each such number as in effect as of the Effective Date.

        Section 5.14. Other General Partner Obligations. (a) The General Partner shall cause Lessee to pay and perform each of its Obligations when due. The General Partner acknowledges and agrees that it is executing this Agreement as a principal as well as the general partner on behalf of Lessee, and that its obligations hereunder as general partner are full recourse obligations to the same extent as those of Lessee.

         (b) The General Partner represents, warrants and covenants that it is Solvent, both before and after giving effect to the consummation of the transactions contemplated by the Operative Documents, and that it will remain Solvent until all Obligations hereunder and under the other Operative Documents shall have been repaid in full.

         (c) The General Partner, for so long as it is the general partner of Lessee, (i) agrees that its sole business will be to act as the general partner of Lessee, the MLP and any further limited partnership of which Lessee or the MLP is, directly or indirectly, a limited partner and to undertake activities that are ancillary or related thereto (including being a limited partner in Lessee), (ii) shall not enter into or conduct any business or incur any debts or liabilities except in connection with or incidental to (A) its performance of the activities required or authorized by the partnership agreement of the MLP or the Partnership Agreement or described in or contemplated by the MLP Registration Statement, and (B) the acquisition, ownership or disposition of partnership interests in Lessee or partnership interests in the MLP or any further limited partnership of which Lessee or the MLP is, directly or indirectly, a limited partner, except that, notwithstanding the foregoing, employees of the General Partner may perform services for Ferrell Companies, Inc. and its Affiliates.

         (d) The General Partner agrees that, until all Obligations hereunder and under the other Operative Documents shall have been repaid in full and all commitments shall have terminated, it will not exercise any rights it may have (at law, in equity, by contract or otherwise) to terminate, limit or otherwise restrict (whether through repurchase or otherwise and whether or not the General Partner shall remain a general partner in Lessee) the ability of Lessee to use the name "Ferrellgas".

         (e) The General Partner shall not take any action or refuse to take any reasonable action the effect of which, if taken or not taken, as the case may be, would be to cause Lessee to be treated as an association taxable as a corporation or otherwise to be taxed as an entity other than a partnership for federal income tax purposes.

        Section 5.15. Monetary Judgments. If one or more judgments, orders, decrees or arbitration awards is entered against Lessee or any Restricted Subsidiary involving in the aggregate a material liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage other than through a standard reservation of rights letter) as to any single or related series of transactions, incidents or conditions, then Lessee shall maintain adequate reserves for such amount in accordance with GAAP. Such amount so reserved shall be treated as establishment of a reserve for purposes of calculating Available Cash hereunder.

        Section 5.16. Designation With Respect to Subsidiaries. (a) Lessee may designate any Restricted Subsidiary or newly acquired or formed Subsidiary as an Unrestricted Subsidiary or any Unrestricted Subsidiary or newly acquired or formed Subsidiary as a Restricted Subsidiary, in each case subject to satisfaction of each of the following conditions:

                  (i) immediately before and after giving effect to such designation, no Default or Event of Default shall exist and be continuing;

                 (ii) after giving effect to such designation, Lessee would be permitted to incur at least $1 of additional Indebtedness in accordance with the provisions of Section 5.21;

                (iii) in the case of a designation of a Restricted Subsidiary, such Restricted Subsidiary shall have executed and delivered to Agent a Guaranty and Lessee shall otherwise be in compliance with Section 5.37;

                 (iv) in the case of a designation as an Unrestricted Subsidiary (including the designation of a Restricted Subsidiary as an Unrestricted Subsidiary), (x) if such designation were deemed to constitute a sale by Lessee or any Restricted Subsidiary of all the assets of the Subsidiary so designated, such sale would be in compliance with of Section 5.18 and (y) if such designation (and all other prior designations of Restricted Subsidiaries or newly acquired or formed Subsidiaries as Unrestricted Subsidiaries) were deemed to constitute an Investment by Lessee or any Restricted Subsidiary in respect of all the assets of the Subsidiary so designated, such Investment would be a Permitted Lessee Investment, in each case with the net proceeds of such sale or the amount of such Investment being deemed to equal the net book value of such assets in the case of a Restricted Subsidiary or the cost of acquisition or formation in the case of a newly acquired or formed Subsidiary; and

                  (v) in the case of a designation of a Restricted Subsidiary as an Unrestricted Subsidiary, such Restricted Subsidiary shall not have been an Unrestricted Subsidiary prior to being designated a Restricted Subsidiary.

         (b) Lessee shall deliver to Agent and each Participant, within 20 Business Days after any such designation, a certificate of a Responsible Officer stating the effective date of such designation and stating that the foregoing conditions have been satisfied. Such certificate shall be accompanied by a schedule setting forth in reasonable detail the calculations demonstrating compliance with such conditions, where appropriate.

         (c) In the case of the designation of any Unrestricted Subsidiary as a Restricted Subsidiary, such new Restricted Subsidiary shall be deemed to have made or acquired all Investments owned by it and incurred all Indebtedness and other obligations owing by it and all Liens to which it or any of its properties are subject, on the date of such designation.

        Section 5.17. Limitation on Liens. Lessee shall not, and shall not suffer or permit any Restricted Subsidiary to, directly or indirectly, make, create, incur, assume or suffer to exist any Lien upon or with respect to any part of its property or sell any of its accounts receivable, whether now owned or hereafter acquired, other than (x) in the case of the Units or the other Lessee Collateral, Permitted Liens, and (y) in the case of any other property of Lessee or such Subsidiary, the following ("Permitted Encumbrances"):

     (a) Liens existing on the Effective Date set forth in Schedule III to Omnibus Amendment Agreement No. 2;

                   (b) Liens in favor of Lessee or Liens to secure Indebtedness of a Restricted Subsidiary to Lessee or a Wholly-Owned Subsidiary;

                   (c) Liens on property of a Person existing at the time such Person is merged into or consolidated with Lessee or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such merger or consolidation and do not extend to any assets other than those of the Person merged into or consolidated with Lessee;

                   (d) Liens on property existing at the time acquired by Lessee or any Restricted Subsidiary, provided that such Liens were in existence prior to the contemplation of such acquisition and do not extend to any assets other than those of the Person acquired;

                   (e) Liens on any property or asset acquired by Lessee or any Restricted Subsidiary in favor of the seller of such property or asset and construction mortgages on property, in each case, created within six months after the date of acquisition, construction or improvement of such property or asset by Lessee or such Subsidiary to secure the purchase price or other obligation of Lessee or such Subsidiary to the seller of such property or asset or the construction or improvement cost of such property in an amount up to 80% of the total cost of the acquisition, construction or improvement of such property or asset; provided that in each case such Lien does not extend to any other property or asset of Lessee and its Subsidiaries;

                   (f) Liens incurred or pledges and deposits made in connection with worker's compensation, unemployment insurance and other social security benefits and Liens to secure the performance of statutory obligations, surety or appeal bonds, performance bonds or other obligations of a like nature, in each case, incurred in the ordinary course of business;

                   (g) Liens for taxes, assessments or governmental charges or claims that are not yet delinquent or that are being contested in good faith by appropriate proceedings promptly instituted and diligently concluded, provided that any reserve or other appropriate provision as shall be required in conformity with GAAP shall have been made therefor;

                   (h) Liens imposed by law, such as mechanics', carriers', warehousemen's, materialmen's, and vendors' Liens, incurred in good faith in the ordinary course of business with respect to amounts not yet delinquent or being contested in good faith by appropriate proceedings if a reserve or other appropriate provisions, if any, as shall be required by GAAP shall have been made therefor;

                   (i) zoning restrictions, easements, licenses, covenants, reservations, restrictions on the use of real property or minor irregularities of title incident thereto that do not, in the aggregate, materially detract from the value of the property or the assets of Lessee or any of its Subsidiaries or impair the use of such property in the operation of the business of Lessee or any of its Subsidiaries;

                   (j) Liens of landlords or mortgages of landlords, arising solely by operation of law, on fixtures and movable property located on premises leased by Lessee or any of its Subsidiaries in the ordinary course of business;

                   (k) Liens incurred and financing statements filed or recorded, in each case with respect to personal property leased by Lessee and its Subsidiaries in the ordinary course of business to the owners of such personal property which are either (i) operating leases (including, without limitation, Synthetic Leases) or (ii) capital leases to the extent (but only to the extent) permitted by Section 5.21; provided, that in each case such Lien does not extend to any other property or asset of Lessee and its Subsidiaries;

                   (l) judgment Liens to the extent that such judgments do not cause or constitute a Lease Default or Lease Event of Default;

                   (m) Liens incurred in the ordinary course of business of Lessee or any Restricted Subsidiary with respect to obligations that do not exceed $5,000,000 in the aggregate at any one time outstanding and that (i) are not incurred in connection with the borrowing of money or the obtaining of advances or credit (other than trade credit in the ordinary course of business) and (ii) do not in the aggregate materially detract from the value of the property or materially impair the use thereof in the operation of business by Lessee or such Subsidiary;

                   (n) Liens securing Indebtedness incurred to refinance Indebtedness that has been secured by a Lien otherwise permitted under this Agreement, provided that (i) any such Lien shall not extend to or cover any assets or property not securing the Indebtedness so refinanced and (ii) the refinancing Indebtedness secured by such Lien shall have been permitted to be incurred under Section 5.21 hereof and shall not have a principal amount in excess of the Indebtedness so refinanced;

                   (o) any extension or renewal, or successive extensions or renewals, in whole or in part, of Liens permitted pursuant to the foregoing clauses (a) through (n); provided that no such extension or renewal Lien shall (i) secure more than the amount of Indebtedness or other obligations secured by the Lien being so extended or renewed or
         (ii) extend to any property or assets not subject to the Lien being so extended or renewed;

                   (p) Liens in favor of the Administrative Agent under the Credit Agreement, any Issuing Bank and the Credit Agreement Banks relating to the Cash Collateralization of Lessee's obligations under the Credit Agreement or Liens created by the Operative Documents; and

                   (q) Liens securing Indebtedness of an SPE in connection with an Accounts Receivable Securitization permitted by Section 5.21 (including the filing of any related financing statements naming Lessee as the debtor thereunder in connection with the sale of accounts receivable by Lessee to such SPE in connection with any such permitted Accounts Receivable Securitization); provided that the aggregate amount of accounts receivable subject to all such Liens shall at no time exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under such Section 5.21.

        Section 5.18. Asset Sales. Lessee shall not, and shall not permit any of the Restricted Subsidiaries to, (i) sell, lease, convey or otherwise dispose of any assets (including by way of a sale-and-leaseback) other than sales of inventory in the ordinary course of business consistent with past practice (provided that the sale, lease, conveyance or other disposition of all or substantially all of the assets of Lessee shall be governed by the provisions of
Section 5.19 hereof and not by the provisions of this Section 5.18), or (ii) issue or sell Equity Interests of any of its Subsidiaries, in the case of either clause (i) or (ii) above, whether in a single transaction or a series of related transactions, (A) that have a fair market value in excess of the lesser of
$10,000,000 or the amount (which amount is equal to $5,000,000 as of the Effective Date) specified in Section 4.10 of the 1996 Indenture as amended from time to time (such lesser amount, the "Applicable Amount"), or (B) for net proceeds in excess of the "Applicable Amount" (each of the foregoing, an "Asset Sale"), unless (X) Lessee (or the Restricted Subsidiary, as the case may be) receives consideration at the time of such Asset Sale at least equal to the fair market value (evidenced by a resolution of the board of directors of the General Partner (and, if applicable, the audit committee of such board of directors) set forth in a certificate signed by a Responsible Officer and delivered to Agent) of the assets sold or otherwise disposed of and (Y) at least 80% of the consideration therefor received by Lessee or such Subsidiary is in the form of cash; provided, however, that the amount of (1) any liabilities (as shown on Lessee's or such Subsidiary's most recent balance sheet or in the notes thereto), of Lessee or any Subsidiary (other than liabilities that are by their terms subordinated in right of payment to the Obligations hereunder and under the other Operative Documents) that are assumed by the transferee of any such assets and (2) any notes or other obligations received by Lessee or any such Subsidiary from such transferee that are immediately converted by Lessee or such Subsidiary into cash (to the extent of the cash received), shall be deemed to be cash for purposes of this provision; and provided, further, that the 80% limitation referred to in this clause (Y) shall not apply to any Asset Sale in which the cash portion of the consideration received therefrom, determined in accordance with the foregoing proviso, is equal to or greater than what the after-tax proceeds would have been had such Asset Sale complied with the aforementioned 80% limitation. Notwithstanding the foregoing, Asset Sales shall not be deemed to include (w) sales or transfers of accounts receivable by Lessee to an SPE and by an SPE to any other Person in connection with any Accounts Receivable Securitization permitted by Section 5.21 (provided that the aggregate amount of such accounts receivable that shall have been transferred to and held by all SPEs at any time shall not exceed 133% of the amount of Accounts Receivable Securitizations permitted to be outstanding under Section 5.21), (x) any transfer of assets by Lessee or any of its Subsidiaries to Lessee or a Restricted Subsidiary, (y) any transfer of assets by Lessee or any of its
Subsidiaries to any Person in exchange for other assets used in a line of business permitted under Section 5.31 and having a fair market value not less than that of the assets so transferred and (z) any transfer of assets pursuant to a Permitted Lessee Investment or any sale-leaseback (including sale-leasebacks involving Synthetic Leases) permitted by Section 5.33. Notwithstanding the foregoing, Lessee may not sell, lease, convey or otherwise dispose of any Unit except as permitted by the Lease.

        Section 5.19. Consolidations and Mergers. (a) Lessee shall not consolidate or merge with or into (whether or not Lessee is the surviving Person), or sell, assign, transfer, lease, convey or otherwise dispose of all or substantially all of its properties or assets in one or more related transactions, to another Person unless (i) Lessee is the surviving Person, or the Person formed by or surviving any such consolidation or merger (if other than Lessee) or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made is a corporation or partnership organized or existing under the laws of the United States, any state thereof or the District of Columbia; and (ii) the Person formed by or surviving any such consolidation or merger (if other than Lessee) or Person to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made assumes all the Obligations of Lessee under this Agreement and the other Operative Documents pursuant to an assumption agreement in a form reasonably satisfactory to Agent; (iii) immediately after such transaction no Lease Default or Lease Event of Default exists; and (iv) Lessee or any Person formed by or surviving any such consolidation or merger, or to which such sale, assignment, transfer, lease, conveyance or other disposition shall have been made (A) shall have Consolidated Net Worth (immediately after the transaction but prior to any purchase accounting adjustments resulting from the transaction) equal to or greater than the Consolidated Net Worth of Lessee immediately preceding the transaction and (B) shall, at the time of such transaction and after giving effect thereto, be permitted to incur at least $1.00 of additional Indebtedness pursuant to the Leverage Ratio test set forth in Section 5.12(a).

         (b) Lessee shall deliver to Agent prior to the consummation of the proposed transaction pursuant to the foregoing paragraph (a) an officers' certificate to the foregoing effect signed by a Responsible Officer and an opinion of counsel satisfactory to Agent stating that the proposed transaction complies with this Agreement. Agent, Certificate Trustee and the Participants shall be entitled to conclusively rely upon such officer's certificate and opinion of counsel.

         (c) Upon any consolidation or merger, or any sale, assignment, transfer, lease, conveyance or other disposition of all or substantially all of the assets of Lessee in accordance with this Section 5.19, the successor Person formed by such consolidation or into or with which Lessee is merged or to which such sale, assignment, transfer, lease, conveyance or other disposition is made shall succeed to, and be substituted for (so that from and after the date of such consolidation, merger, sale, lease, conveyance or other disposition, the provisions of this Agreement and the other Operative Documents referring to the "Lessee" shall refer to or include instead the successor Person and not Lessee), and may exercise every right and power of Lessee under this Agreement with the same effect as if such successor Person had been named as Lessee herein; provided, however, that the predecessor Lessee shall not be relieved from the obligation to pay Rent or perform the other Obligations except in the case of a sale of all of such Lessee's assets that meets the requirements of this Section
5.19 hereof.

        Section 5.20. Acquisitions. Without limiting the generality of any other provision of this Agreement, neither Lessee nor any Restricted Subsidiary shall consummate any Acquisition unless (i) the acquiree is primarily a retail propane distribution business; (ii) such Acquisition is undertaken in accordance with all applicable Requirements of Law; (iii) the prior, effective written consent or approval to such Acquisition of the board of directors or equivalent governing body of the acquiree is obtained; and (iv) immediately after giving effect thereto, no Lease Default or Lease Event of Default will occur or be continuing and each of the representations and warranties of Lessee herein is true on and as of the date of such Acquisition, both before and after giving effect thereto. Nothing in Section 5.38 shall prohibit (x) the making by Lessee of a Permitted Acquisition indirectly through the General Partner, the MLP or any of its or their Affiliates in a series of substantially contemporaneous transactions in which Lessee shall ultimately own the assets that are the subject of such Permitted Acquisition or (y) the assumption of Acquired Debt in connection therewith to the extent such Acquired Debt is (if not otherwise permitted to be incurred by Lessee pursuant to this Agreement) upon such assumption immediately repaid (with the proceeds of Revolving Loans or otherwise).

        Section 5.21. Limitation on Indebtedness. Lessee shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including
Acquired Debt) or any Synthetic Leases and Lessee shall not issue any Disqualified Interests and shall not permit any of the Restricted Subsidiaries to issue any shares of preferred stock; provided, however, that Lessee and any Restricted Subsidiary of Lessee may create, incur, issue, assume, suffer to exist, guarantee or otherwise become directly or indirectly liable with respect to any Indebtedness (including Acquired Debt) or any Synthetic Lease to the extent that the Leverage Ratio is maintained in accordance with Section 5.12(a), both before and after giving effect to the incurrence of such Indebtedness or such Synthetic Lease, as the case may be, and, provided, further, that (x) the aggregate principal amount of (1) all Capitalized Lease Obligations and all Synthetic Lease Obligations (other than Capitalized Lease Obligations and Synthetic Lease Obligations in respect of Growth-Related Capital Expenditures) of Lessee and the Restricted Subsidiaries and (2) all Indebtedness for which Lessee and any Restricted Subsidiary of Lessee become liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses and secured by any Lien on any property of Lessee or any of the Restricted Subsidiaries, shall not exceed $65,000,000 at any one time outstanding, and (y) the principal amount of any Indebtedness for which Lessee or any Restricted Subsidiary of Lessee becomes liable in connection with Acquisitions of retail propane businesses in favor of the sellers of such businesses shall not exceed the fair market value of the assets so acquired, and
(z) the aggregate amount of Indebtedness of Lessee and its Subsidiaries through one or more SPEs in connection with Accounts Receivable Securitizations shall not exceed $60,000,000 at any one time outstanding.

        Section 5.22. Transactions with Affiliates. Lessee shall not, and shall not permit any of the Restricted Subsidiaries to, sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into any contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate, including any Non-Recourse Subsidiary (each of the foregoing, an "Affiliate Transaction"), unless (a) such Affiliate Transaction is on terms that are no less favorable to Lessee or the relevant Restricted Subsidiary than those that would have been obtained in a comparable transaction by Lessee or such Restricted Subsidiary with an unrelated Person and (b) with respect to (i) any Affiliate Transaction with an aggregate value in excess of $500,000, a majority of the directors of the General Partner having no direct or indirect economic interest in such Affiliate Transaction determines by resolution that such Affiliate Transaction complies with clause (a) above and approves such Affiliate Transaction and (ii) any Affiliate Transaction involving the purchase or other acquisition or sale, lease, transfer or other disposition of properties or assets other than in the ordinary course of business, in each case, having a fair market value or for net proceeds in excess of $15,000,000, Lessee delivers to Agent and the Participants an opinion as to the fairness to Lessee or such Restricted Subsidiary from a financial point of view issued by an investment banking firm of national standing; provided, however, that (i) any employment agreement or stock option agreement entered into by Lessee or any of the Restricted Subsidiaries in the ordinary course of business and consistent with the past practice of Lessee (or the General Partner) or such Restricted Subsidiary, Restricted Payments permitted by the provisions of Section 5.28, and transactions entered into by Lessee in the ordinary course of business in connection with reinsuring the self-insurance programs or other similar forms of retained insurable risks of the retail propane businesses operated by Lessee, the Restricted Subsidiaries and its Affiliates, in each case, shall not be deemed Affiliate Transactions, and (ii) nothing herein shall authorize the payments by Lessee to the General Partner or any other Affiliate of Lessee for administrative expenses incurred by such Person other than such out-of-pocket administrative expenses as such Person shall incur and Lessee shall pay in the ordinary course of business; and provided, further, that the foregoing provisions of this Section 5.22 shall not apply to transfers of accounts receivable of Lessee to an SPE in connection with any Accounts Receivable Securitization permitted by Section 5.21.

        Section 5.23. Use of Proceeds. Lessee shall not, and shall not suffer or permit any Restricted Subsidiary to, use any portion of the proceeds of the sale of the Units, the Certificates or the Notes, directly or indirectly, (i) to purchase or carry Margin Stock, (ii) to repay or otherwise refinance indebtedness of Lessee or others incurred to purchase or carry Margin Stock,
(iii) to extend credit for the purpose of purchasing or carrying any Margin Stock, or (iv) to acquire any security in any transaction that is subject to
Section 13 or 14 of the Exchange Act.

        Section 5.24. Use of Proceeds - Ineligible Securities. Lessee shall not, directly or indirectly, use any portion of the proceeds of the sale of the Units, the Certificates or the Notes (i) knowingly to purchase Ineligible Securities from the Credit Agreement Arranger during any period in which the Credit Agreement Arranger makes a market in such Ineligible Securities, (ii) knowingly to purchase during the underwriting or placement period Ineligible Securities being underwritten or privately placed by the Credit Agreement Arranger, or (iii) to make payments of principal or interest on Ineligible Securities underwritten or privately placed by the Credit Agreement Arranger and issued by or for the benefit of Lessee or any Affiliate of Lessee.

     Section 5.25. Contingent Obligations. Lessee shall not, and shall not suffer or permit any Restricted Subsidiary to, create, incur, assume or suffer to exist any Contingent Obligations except:

     (a) endorsements for collection or deposit in the ordinary course of business;

                   (b) subject to compliance with the trading policies in effect from time to time as submitted to Agent, Hedging Obligations entered into in the ordinary course of business as bona fide hedging transactions;

     (c) the Guaranties under the Credit Agreement and the Operative Documents;

     (d) Guaranty Obligations to the extent not prohibited by Section 5.21; and

     (e)   indemnities   not   guaranteeing   Indebtedness  or  Synthetic  Lease
Obligations of any Person.

     Section 5.26. Joint Ventures. Lessee shall not, and shall not suffer or permit any Restricted Subsidiary to enter into any Joint Venture unless the same shall be a Permitted Lessee Investment.

        Section 5.27. Lease Obligations. The aggregate obligations of Lessee and the Restricted Subsidiaries for the payment of rent for any property under lease or agreement to lease (excluding obligations of Lessee and its Subsidiaries under or with respect to Synthetic Leases) for any fiscal year shall not exceed the greater of (a) $40,000,000 or (b) 20% of (i) Consolidated Cash Flow of Lessee for the most recently ended eight consecutive fiscal quarters divided by
(ii) two; provided, however, that any payment of rent for any property under lease or agreement to lease for a term of less than one year (after giving effect to all automatic renewals) shall not be subject to this Section 5.27. For purposes of this Section 5.27, the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Lessee or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

        Section 5.28. Restricted Payments. Lessee shall not and shall not permit any of the Restricted Subsidiaries to, directly or indirectly (i) declare or pay any dividend or make any distribution on account of Lessee's or any Restricted Subsidiary's Equity Interests (other than (x) dividends or distributions payable in Equity Interests (other than Disqualified Interests) of Lessee, (y) dividends or distributions payable to Lessee or a Wholly-Owned Subsidiary that is a Restricted Subsidiary and a Guarantor or (z) distributions or dividends payable pro rata to all holders of Capital Interests of any such Subsidiary); (ii) purchase, redeem, call or otherwise acquire or retire for value any Equity Interests of Lessee or any Restricted Subsidiary or other Affiliate of Lessee (other than, subject to compliance with Section 5.37, any such Equity Interests owned by a Wholly-Owned Subsidiary of Lessee that is a Restricted Subsidiary and a Guarantor); (iii) make any Investment other than a Permitted Lessee Investment; or (iv) prepay, purchase, redeem, retire, defease or refinance the 1998 Fixed Rate Senior Notes or the 2000 Notes (all payments and other actions set forth in clauses (i) through (iv) above being collectively referred to as "Restricted Payments"), except to the extent that, at the time of such Restricted Payment:

                   (a) no Lease Default or Lease Event of Default shall have occurred and be continuing or would occur as a consequence thereof and each of the representations and warranties of Lessee set forth herein is true on and as of the date of such Restricted Payment both before and after giving effect thereto; and

                   (b) the Fixed Charge Coverage Ratio for Lessee's most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date on which such Restricted Payment is made, calculated on a pro forma basis as if such Restricted Payment had been made at the beginning of such four-quarter period, would have been more than (i) 2.15 to 1.00 for each such period of four fiscal quarters ending on or prior to January 31, 2001 and (ii)
         2.25 to 1.00 for each such period of four fiscal quarters ending after January 31, 2001; and

                   (c) such Restricted Payment (the amount of any such payment, if other than cash, to be determined by the Board of Directors, whose determination shall be conclusive and evidenced by a resolution in an officer's certificate signed by a Responsible Officer and delivered to Agent), together with the aggregate of all other Restricted Payments (other than any Restricted Payments permitted by the provisions of clause (ii) of the penultimate paragraph of this Section 5.28) made by Lessee and its Subsidiaries in the fiscal quarter during which such Restricted Payment is made shall not exceed an amount equal to (x) Available Cash of Lessee for the immediately preceding fiscal quarter plus (y) the lesser of (i) the amount of any Available Cash of Lessee during the first 45 days of such fiscal quarter and (ii) the excess of the aggregate amount of Credit Agreement Loans that Lessee could have borrowed over the actual amount of Credit Agreement Loans outstanding, in each case as of the last day of the immediately preceding fiscal quarter; and

                   (d) such Restricted Payment (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section
         5.28 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this
         Section 5.28) the amount of which (to be determined in accordance with clause (c) of this Section 5.28 if made other than with cash) shall not exceed an amount equal to (1) Consolidated Cash Flow of Lessee and the Restricted Subsidiaries for the period from and after October 31, 1996 through and including the last day of the fiscal quarter ending immediately preceding the date of the proposed Restricted Payment (the "Determination Period"), minus (2) the sum of Consolidated Interest Expense of Lessee and the Restricted Subsidiaries for the Determination Period plus all capital expenditures (other than Growth-Related Capital Expenditures and net of capital asset sales in the ordinary course of business) made by Lessee and the Restricted Subsidiaries during the Determination Period plus the aggregate of all other Restricted Payments (other than (x) Restricted Payments described in clause (i) of the first paragraph of this Section 5.28 made during the fiscal quarter ending January 31, 1997 that do not exceed $26,000,000 in the aggregate or (y) any Restricted Payments described in clauses (iii) or (iv) of the first paragraph of this Section 5.28) made by Lessee and the Restricted Subsidiaries during the period from and after October 31, 1996 through and including the date of the proposed Restricted Payment, plus (3) $30,000,000, plus (4) the excess, if any, of consolidated working capital of Lessee and the Restricted Subsidiaries at July 31, 1996 over consolidated working capital of Lessee and the Restricted Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment, minus (5) the excess, if any, of consolidated working capital of Lessee and the Restricted Subsidiaries at the end of the fiscal year immediately preceding the date of the proposed Restricted Payment over consolidated working capital of Lessee and the Restricted Subsidiaries at July 31, 1996. For purposes of this subsection 5.28(d), the calculation of Consolidated Cash Flow shall give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of business or assets that have been made by such Person or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the date of calculation of Consolidated Cash Flow assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period.

         The foregoing provisions will not prohibit (i) the payment of any distribution within 60 days after the date on which Lessee becomes committed to make such distribution, if at said date of commitment such payment would have complied with the provisions of this Agreement; and (ii) the redemption, repurchase, retirement or other acquisition of any Equity Interests of Lessee in exchange for, or out of the proceeds of, the substantially concurrent sale (other than to a Subsidiary of Lessee) of other Equity Interests of Lessee (other than any Disqualified Interests).

         Not later than the date of making any Restricted Payment, the General Partner shall deliver to Agent an officer's certificate signed by a Responsible Officer stating that such Restricted Payment is permitted and setting forth the basis upon which the calculations required by this Section 5.28 were computed, which calculations may be based upon Lessee's latest available financial statements.

        Section 5.29. Prepayments of Subordinated Indebtedness. Lessee shall not, and shall not permit any of the Restricted Subsidiaries to, (a) purchase, redeem, retire or otherwise acquire for value, or set apart any money for a sinking, defeasance or other analogous fund for, the purchase, redemption, retirement or other acquisition of, or make any payment or prepayment of the principal of or interest on, or any other amount owing in respect of, any Indebtedness that is subordinated to the Obligations, except for regularly scheduled payments of interest in respect of such Indebtedness required pursuant to the instruments evidencing such Indebtedness that are not made in contravention of the terms and conditions of subordination set forth on part II of Schedule 5.21 or (b) directly or indirectly, make any payment in respect of, or set apart any money for a sinking, defeasance or other analogous fund on account of, Guaranty Obligations subordinated to the Obligations. The foregoing provisions will not prohibit the defeasance, redemption or repurchase of subordinated Indebtedness with the proceeds of Permitted Refinancing Indebtedness.

        Section 5.30. Dividend and Other Payment Restrictions Affecting Subsidiaries. Lessee shall not, and shall not permit any of the Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any encumbrance or restriction on the ability of any Restricted Subsidiary to (a) pay dividends or make any other distributions to Lessee or any of the Restricted Subsidiaries (1) on its Capital Interests or (2) with respect to any other interest or participation in, or interest measured by, its profits, (b) pay any indebtedness owed to Lessee or any of the Restricted Subsidiaries, (c) make loans or advances to Lessee or any of the Restricted Subsidiaries or (d) transfer any of its properties or assets to Lessee or any of the Restricted Subsidiaries, except for such encumbrances or restrictions existing under or by reason of (i) Existing Indebtedness, (ii) the Operative Documents, the Credit Agreement, the 1998 Note Purchase Agreement, the 1998 Fixed Rate Senior Notes, the 2000 Note Purchase Agreement and the 2000 Notes,
(iii) applicable law, (iv) any instrument governing Indebtedness or Capital Interests of a Person acquired by Lessee or any of the Restricted Subsidiaries as in effect at the time of such Acquisition (except to the extent such Indebtedness was incurred in connection with or in contemplation of such Acquisition), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired, provided that the Consolidated Cash Flow of such Person to the extent that dividends, distributions, loans, advances or transfers thereof is limited by such encumbrance or restriction on the date of acquisition is not taken into account in determining whether such acquisition was permitted by the terms of this Agreement, (v) customary non-assignment provisions in leases entered into in the ordinary course of business and consistent with past practices, (vi) purchase money obligations for property acquired in the ordinary course of business that impose restrictions of the nature described in clause (d) above on the property so acquired, (vii) Permitted Refinancing Indebtedness of any Existing Indebtedness, provided that the restrictions contained in the agreements governing such Permitted Refinancing Indebtedness are no more restrictive than those contained in the agreements governing the Indebtedness being refinanced or (viii) other Indebtedness permitted to be incurred subsequent to the Effective Date pursuant to the provisions of Section 5.21 hereof, provided that such restrictions are no more restrictive than those contained in this Agreement.

        Section 5.31. Change in Business. Lessee shall not, and shall not suffer or permit any Restricted Subsidiary to, engage in any material line of business substantially different from those lines of business carried on by Lessee and the Restricted Subsidiaries on the date hereof.

        Section 5.32. Accounting Changes. Lessee shall not, and shall not suffer or permit any Restricted Subsidiary to, make any significant change in accounting treatment or reporting practices, except as required by GAAP, or change the fiscal year of Lessee or of any Restricted Subsidiary except as required by the Code.

        Section 5.33. Limitation on Sale and Leaseback Transactions. Lessee will not, and will not permit any of the Restricted Subsidiaries to, enter into any arrangement with any Person providing for the leasing by Lessee or such
Restricted  Subsidiary  of any  property  that  has  been  or is to be  sold  or transferred by Lessee or such Restricted Subsidiary to such Person in contemplation of such leasing; provided, however, that Lessee or such Restricted Subsidiary may enter into such sale and leaseback transaction if: (i) Lessee could have (A) incurred Indebtedness in an amount equal to the Attributable Debt relating to such sale and leaseback transaction pursuant to the Leverage Ratio test set forth in Section 5.12(a) and (B) secured a Lien on such Indebtedness pursuant to Section 5.17; (ii) the lease in such sale and leaseback transaction is for a term not in excess of the lesser of (A) three years and (B) 60% of the remaining useful life of such property; or (iii) such sale and leaseback transaction is otherwise permitted by the last sentence of Section 4.17 of the 1996 Indenture as in effect as of the date hereof.

        Section 5.34.    [Intentionally Omitted].

        Section 5.35. Amendments of Organization Documents or Certain Debt Agreements. Lessee shall not modify, amend, supplement or replace, nor permit any modification, amendment, supplement or replacement of the Organization Documents of the General Partner, Lessee or any Subsidiary of Lessee, the MLP Senior Notes, the 1996 Indenture, the 1998 Fixed Rate Senior Notes, the 1998 Note Purchase Agreement, the 2000 Notes or the 2000 Note Purchase Agreement or any document executed and delivered in connection with any of the foregoing, in any respect that would adversely affect the Participants, Lessee's ability to perform the Obligations, any Guarantor's ability to perform its obligations under the Guaranty, in each such case without the prior written consent of Agent and the Required Participants. Furthermore, the Lessee shall not permit any modification, amendment, supplement or replacement of the Organization Documents of the MLP that would have a material effect on Lessee without the prior written consent of Agent and the Required Participants.

        Section 5.36.    [Intentionally Omitted].

        Section 5.37. Operations through Subsidiaries. Lessee shall not conduct any of its operations through Restricted Subsidiaries unless: (a) such Restricted Subsidiary executes a Guaranty guaranteeing payment of the Obligations, accompanied by an opinion of counsel to the Restricted Subsidiary addressed to Agent and the Participants as to the due authorization, execution, delivery and enforceability of the Guaranty; (b) such Restricted Subsidiary agrees not to incur any Indebtedness other than (i) trade debt, (ii) debt owed to Lessee or any other Restricted Subsidiary and (iii) Acquired Debt otherwise permitted by this Agreement; (c) the Consolidated Cash Flow of such Restricted Subsidiary, when added to Consolidated Cash Flow of all other Restricted Subsidiaries for any fiscal year, shall not exceed 10% of the Consolidated Cash Flow of Lessee and the Restricted Subsidiaries for such fiscal year; and (d) the value of the assets of such Restricted Subsidiary, when added to the value of the assets of all other Restricted Subsidiaries for any fiscal year, shall not exceed 10% of the consolidated value of the assets of Lessee and the Restricted Subsidiaries for such fiscal year, as determined in accordance with GAAP; provided that the requirements of subsections (c) and (d) above shall not apply as to any Restricted Subsidiary if the aggregate Indebtedness of such Restricted Subsidiary, when added to the Indebtedness of all other Restricted Subsidiaries at such time (excluding, in each case, debt of any such Restricted Subsidiary owed to Lessee or another Restricted Subsidiary), shall not exceed $5 million. Lessee shall not conduct any of its operations through, and shall not establish, create or otherwise invest in, any Unrestricted Subsidiary unless the same shall be a Permitted Lessee Investment.

        Section 5.38. Operations of MLP. Except in connection with an indirect Acquisition permitted by Section 5.20, the General Partner and Lessee shall not permit the MLP or any of its Affiliates (including any Non-Recourse Subsidiary or any Unrestricted Subsidiary) to operate or conduct any business substantially similar to that conducted by Lessee and the Restricted Subsidiaries within a 25 mile radius of any business conducted by Lessee and the Restricted Subsidiaries. In order to comply with this Section 5.38, Lessee may enter into one or more transactions by which its assets and properties are "swapped" or "exchanged" for assets and properties of another Person prior to or concurrently with another transaction which, but for such swap or exchange would violate this Section; provided, that (i) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $15 million, as determined by the audit committee of the Board of Directors of the General Partner, Lessee shall have first obtained at its expense an opinion from a nationally recognized investment banking firm, addressed to it, Agent and the Participants and opining without material qualification and based on assumptions that are realistic at the time, that the exchange or swap transactions are fair to Lessee and the Restricted Subsidiaries, and (ii) if the value of the MLP's assets or units to be so swapped or exchanged exceeds $50 million, as determined by the audit committee of the Board of Directors of the General Partner, at the option of the Required Participants, Agent shall have first retained, at Lessee's expense, an investment banking firm on behalf of the Participants who shall also have rendered an opinion containing the statements and content referred to in clause
(i).

        Section 5.39.    Miscellaneous.

         (a) Further Assurances. The Lessee, at its cost and expense, will cause to be promptly and duly taken, executed, acknowledged and delivered all such further acts, documents and assurances as Certificate Trustee or Agent reasonably may request from time to time in order to carry out more effectively the intent and purposes of this Agreement and the other Operative Documents and the Overall Transaction. The Lessee, at its cost and expense, will cause all financing statements (including precautionary financing statements), fixture filings, mortgages and other documents, to be recorded or filed at such places and times in such manner, and will take all such other actions or cause such actions to be taken, as may be necessary or as may be reasonably requested by Agent or Certificate Trustee in order to establish, preserve, protect and perfect the title and Lien of Agent in the Units, the Lessee Collateral and the Lessor Collateral and Certificate Trustee's, Agent's and/or any Participant's rights under this Agreement and the other Operative Documents.

         (b) Change of Name or Address. Lessee shall provide Agent thirty (30) days' prior written notice of any change in name, or the address of its chief executive office and principal place of business or the office where it keeps its records concerning its accounts and the Units.

         (c) Securities. Lessee shall not, nor shall it permit anyone authorized to act on its behalf to, take any action which would subject the issuance or sale of the Notes or Certificates, the Units, the Trust Estate or the Operative Documents, or any security or lease the offering of which, for purposes of the Securities Act or any state securities laws, would be deemed to be part of the same offering as the offering of the aforementioned items to the registration requirements of Section 5 of the Securities Act or any state securities laws.

         (d) Rates. With respect to each determination of Interest and Yield pursuant to this Agreement, the Loan Agreement, the Trust Agreement and Basic Rent under the Lease, Lessee agrees to be bound by Sections 2.6 and 2.7 of the Loan Agreement, Sections 2.4 and 2.5 of the Trust Agreement, and Sections 2.8 and 2.9 hereof and the applicable definitions in Appendix 1.

        Section 5.40. Accounting Principles. (a) Unless the context otherwise clearly requires, all accounting terms not expressly defined herein shall be construed, and all financial computations required under this Agreement shall be made in accordance with GAAP consistently applied. In the event that GAAP changes during the term of the Lease such that the covenants contained in
Section 5.12 would then be calculated in a different manner or with different components, (i) Lessee and the Participants agree to amend this Agreement in such respects as are necessary to conform those covenants as criteria for evaluating Lessee's financial condition to substantially the same criteria as were effective prior to such change in GAAP and (ii) Lessee shall be deemed to be in compliance with the covenants contained in Section 5.12 during the 90-day period following any such change in GAAP if and to the extent that Lessee would have been in compliance therewith under GAAP as in effect immediately prior to such change.

         (b) Except as otherwise specified, references herein to "fiscal year" and "fiscal quarter" refer to such fiscal periods of Lessee."

         (c)  The  following   definitions  set  forth  in  Appendix  I  to  the
Participation Agreement shall be and are hereby added as new defined terms or amended and restated, as the case may be, to read as follows:

                           "Acquisition"  means  any  transaction  or  series of
                  related transactions for the purpose of or resulting, directly or indirectly, in (a) the acquisition of all or substantially all of the assets of a Person, or of any business or division of a Person, (b) the acquisition of in excess of 50% of the capital stock, partnership interests or equity of any Person or otherwise causing any Person to become a Subsidiary of the acquiring Person, or (c) a merger or consolidation or any other combination with another Person (other than a Person that is a Subsidiary of the acquiring Person) provided that Lessee or the Subsidiary of the acquiring entity is the surviving Person.

                           "Available  Cash" has the meaning  given to such term
                  in the Partnership Agreement, as amended to October 14, 1998; provided, that (a) Available Cash shall not include any amount of Net Proceeds of Asset Sales until the 270-day period following the consummation of the applicable Asset Sale, (b) investments, loans and other contributions to a Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture are to be treated as "cash disbursements" when made for purposes of determining the amount of Available Cash and (c) cash receipts of a Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture shall not constitute cash receipts of Lessee for purposes of determining the amount of Available Cash until cash is actually distributed by such Non-Recourse Subsidiary, Unrestricted Subsidiary or Joint Venture to Lessee or a Restricted Subsidiary.

                           "Capital  Interests"  means,  (a) with respect to any
                  corporation, any and all shares, participations, rights or other equivalent interests in the capital of the corporation,
                  (b) with respect to any partnership or limited liability company, any and all partnership interests (whether general or limited) or limited liability company interests, respectively, and other interests or participations that confer on a Person the right to receive a share of the profits and losses of, or distributions of assets of, such partnership or limited liability company, and (c) with respect to any other Person, ownership interests of any type in such Person.

                           "Consolidated  Cash  Flow"  means,  with  respect  to
                  Lessee and the Restricted Subsidiaries for any period, the Consolidated Net Income for such period, plus (a) an amount equal to any extraordinary loss plus any net loss realized in connection with an asset sale, to the extent such losses were deducted in computing Consolidated Net Income, plus (b) provision for taxes based on income or profits of Lessee and the Restricted Subsidiaries for such period, to the extent such provision for taxes was deducted in computing Consolidated Net Income, plus (c) Consolidated Interest Expense for such period, whether paid or accrued (including amortization of original issue discount, non-cash interest payments and the interest component of any payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations), to the extent such expense was deducted in computing Consolidated Net Income, plus (d) depreciation and amortization (including amortization of goodwill and other intangibles but excluding amortization of prepaid cash expenses that were paid in a prior period) of Lessee and the Restricted Subsidiaries for such period, to the extent such depreciation and amortization were deducted in computing Consolidated Net Income, plus (e) non-cash employee compensation expenses of Lessee and the Restricted Subsidiaries for such period, plus (f) the Synthetic Lease Principal Component of Lessee and the Restricted Subsidiaries for such period; in each case, for such period without duplication on a consolidated basis and determined in accordance with GAAP.

                           "Consolidated  Interest  Expense" means, with respect
                  to Lessee and the Restricted Subsidiaries for any fiscal period, on a consolidated basis, the sum of (a) all interest, fees (including Letter of Credit fees), charges and related expenses paid or payable (without duplication) by Lessee and the Restricted Subsidiaries for that fiscal period to the Banks hereunder or to any other lender in connection with borrowed money or the deferred purchase price of assets that are considered "interest expense" under GAAP, plus (b) the portion of rent paid or payable (without duplication) by Lessee and the Restricted Subsidiaries for that fiscal period under Capital Lease Obligations that should be treated as interest in accordance with Financial Accounting Standards Board Statement No. 13, on a consolidated basis, plus (c) the Synthetic Lease Interest Component of Lessee and the Restricted Subsidiaries for that fiscal period.

                           "Consolidated  Net  Income"  means,  with  respect to
                  Lessee and the Restricted Subsidiaries for any period, the aggregate of the Net Income of Lessee and the Restricted Subsidiaries for such period, on a consolidated basis, determined in accordance with GAAP; provided, that (a) the Net Income of any Person that is not a Restricted Subsidiary or that is accounted for by the equity method of accounting shall be included only to the extent of the amount of dividends or distributions paid to Lessee or a Wholly-Owned Subsidiary of Lessee, (b) the Net Income of any Person that is a Restricted Subsidiary (other than a Wholly-Owned Subsidiary) shall be included only to the extent of the amount of dividends or distributions paid to Lessee or a Wholly-Owned Subsidiary of Lessee, (c) the Net Income of any Person acquired in a pooling of interests transaction for any period prior to the date of such acquisition shall be excluded except to the extent otherwise includable under clause (a) above and (d) the cumulative effect of a change in accounting principles shall be excluded.

                           "Consolidated  Net  Worth"  means,  with  respect  to
                  Lessee and the Restricted Subsidiaries as of any date, the sum of (a) the consolidated equity of the common stockholders or partners of Lessee and the Restricted Subsidiaries as of such date, plus (b) the respective amounts reported on the balance sheet of Lessee and the Restricted Subsidiaries as of such date with respect to any series of preferred stock (other than Disqualified Interests) that by its terms is not entitled to the payment of dividends unless such dividends may be declared and paid only out of net earnings in respect of the year of such declaration and payment, but only to the extent of any cash received by Lessee and the Restricted Subsidiaries upon issuance of such preferred stock, less (x) all write-ups
                  (other  than  write-ups   resulting   from  foreign   currency
                  translations and write-ups of tangible assets of a going concern business made within 12 months after the acquisition of such business) subsequent to the Effective Date in the book value of any asset owned by Lessee and the Restricted Subsidiaries, (y) all Investments as of such date in unconsolidated Subsidiaries and in Persons that are not Restricted Subsidiaries (except, in each case, Permitted Lessee Investments), and (z) all unamortized debt discount and expense and unamortized deferred charges as of such date, all of the foregoing determined in accordance with GAAP.

                           "Credit   Agreement"  means  the  Third  Amended  and
                  Restated Credit Agreement dated as of April 18, 2000 among Lessee, the General Partner, the Administrative Agent, the Credit Agreement Banks and the Documentation Agent.

     "Credit Agreement Arranger" means Banc of America Securities LLC.

                           "Credit   Agreement   Bank"   means   the   financial
                  institutions defined as "Banks" in the introductory clause to the Credit Agreement.

     "Documentation Agent" has the meaning specified in the introductory clause to the Credit Agreement.

                           "Effective  Date"  means the first  date on which all
                  conditions precedent set forth in Section 5 of Omnibus Amendment Agreement No. 2 are satisfied or waived by the Certificate Purchasers or the Lenders.

                           "Existing Credit  Agreement" means the Second Amended
                  and Restated Credit Agreement, dated as of July 2, 1998, as amended prior to the Effective Date, among Lessee, the General Partner, the several financial institutions from time to time party thereto and Bank of America, N.A., as Administrative Agent.

                           "Existing   Indebtedness"   means   Indebtedness  and
                  Synthetic Lease Obligations of Lessee and its Subsidiaries (other than the "Obligations" as defined in the Credit Agreement) and certain Indebtedness of the General Partner with respect to which Lessee has assumed the General Partner's repayment obligations, in each case in existence on the Restatement Effective Date and as more fully set forth on
                  Schedule V to Omnibus Amendment Agreement No. 2.

                           "Fixed Charge  Coverage  Ratio" means with respect to
                  Lessee and the Restricted Subsidiaries for any period, the ratio of Consolidated Cash Flow for such period to Fixed Charges for such period. In the event that Lessee or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to Lessee, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability for GAAP including, with respect to Lessee, the Loans to the extent that such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to the date of the event for which the calculation of the Fixed Charge Coverage Ratio is made (the "Fixed Charge Ratio Calculation Date"), then the Fixed Charge Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Fixed Charge Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Lessee or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Fixed Charge Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to Lessee and the Restricted Subsidiaries, (a) Fixed Charges shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the obligations giving rise to such Fixed Charges would no longer be obligations contributing to the Fixed Charges of Lessee or the Restricted Subsidiaries subsequent to Fixed Charge Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of Lessee or the Restricted
                  Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as are in the reference period minus the pro forma expenses that would have been incurred by Lessee and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of
                  (i) personnel expenses for employees retained by Lessee and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by Lessee and the Restricted Subsidiaries on a per gallon basis in the operation of Lessee's business at similarly situated Lessee facilities.

                           "Fixed Charges" means, with respect to Lessee and the
                  Restricted Subsidiaries for any period, the sum, without duplication, of (a) Consolidated Interest Expense for such period, whether paid or accrued, to the extent such expense was deducted in computing Consolidated Net Income (including amortization of original issue discounts, non-cash interest payments, the interest component of all payments associated with Capital Lease Obligations and net payments (if any) pursuant to Hedging Obligations permitted under this Agreement), (b) commissions, discounts and other fees and charges incurred with respect to letters of credit, (c) any interest expense on Indebtedness of another Person that is guaranteed by Lessee and the Restricted Subsidiaries or secured by a Lien on assets of any such Person, and (d) the product of (i) all cash dividend payments on any series of preferred stock of Lessee and the Restricted Subsidiaries, times (ii) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of Lessee, expressed as a decimal, determined, in each case, on a consolidated basis and in accordance with GAAP.

                           "Funded  Debt" means all  Indebtedness  of Lessee and
                  the Restricted Subsidiaries, excluding all Contingent Obligations of Lessee and the Restricted Subsidiaries under or in connection with Letters of Credit outstanding from time to time.

                           "Guaranty"   means  a  continuing   guaranty  of  the
                  Obligations in favor of the Agent on behalf of the Participants, in form and substance satisfactory to the Agent.

                           "Interest  Coverage  Ratio"  means  with  respect  to
                  Lessee and the Restricted Subsidiaries for any period, the ratio of Consolidated Cash for such period to Consolidated Interest Expense for such period. In the event that Lessee or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to Lessee, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to Lessee, the Loans, to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Interest Coverage Ratio is being calculated, but prior to the date on which the calculation of the Interest Coverage Ratio is made (the "Interest Coverage Ratio Calculation Date"), then the Interest Coverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Interest Coverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Lessee or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Interest Coverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to Lessee and the Restricted Subsidiaries, (a) Consolidated Interest Expense shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness or Synthetic Lease Obligations giving rise to such Consolidated Interest Expense would no longer be Indebtedness or Synthetic Lease Obligations contributing to the Consolidated Interest Expense of Lessee or the Restricted Subsidiaries subsequent to the Interest Coverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of Lessee and the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by Lessee and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by Lessee and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by Lessee and the Restricted Subsidiaries on a per gallon basis in the operation of Lessee's business at similarly situated facilities of Lessee.

                           "Investment"  means,  relative  to  any  Person,  any
                  direct or indirect purchase or other acquisition by such Person of stock or other securities of any other Person, or any direct or indirect loan, advance or capital contribution by such Person to any other Person, and any other item which would be classified as an "investment" on a balance sheet of such Person prepared in accordance with GAAP, including, without limitation, any direct or indirect contribution by such Person of property or assets to a joint venture, partnership or other business entity in which such Person retains an interest. For purposes of the Operative Documents, the amount involved in Investments made during any period shall be the aggregate cost to Lessee of all such Investments made during such period, determined in accordance with GAAP, but without regard to unrealized increases or decreases in value, or write-ups, write-downs or write-offs, of such Investments and without regard to the existence of any undistributed earnings or accrued interest with respect thereto accrued after the respective dates on which such Investments were made, less any net return of capital realized during such period upon the sale, repayment or other liquidation of such Investment (determined in accordance with GAAP, but without regard to any amounts received during such period as earnings (in the form of dividends not constituting a return of capital, interest or otherwise) on such Investment or as loans from any Person in whom such Investment has been made).

                           "Leverage  Ratio"  means,  with respect to Lessee and
                  the Restricted Subsidiaries for any period, the ratio of Funded Debt plus Synthetic Lease Obligations, in each case of Lessee and the Restricted Subsidiaries as of the last day of such period, to Consolidated Cash Flow for such period. In the event that Lessee or any of the Restricted Subsidiaries (a) incurs, assumes or guarantees any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings including, with respect to Lessee, the Loans) or (b) redeems or repays any Indebtedness or Synthetic Lease Obligations (other than revolving credit borrowings that are properly classified as a current liability under GAAP including, with respect to Lessee, the Loans to the extent such Loans are so classified and excluding, regardless of classification, any Loans or other Indebtedness or Synthetic Lease Obligations the proceeds of which are used for Acquisitions or Growth Related Capital Expenditures), in any case subsequent to the commencement of the period for which the Leverage Ratio is being calculated but prior to the date on which the calculation of the Leverage Ratio is made (the "Leverage Ratio Calculation Date"), then the Leverage Ratio shall be calculated giving pro forma effect to such incurrence, assumption, guarantee, redemption or repayment of Indebtedness or Synthetic Lease Obligations, as if the same had occurred at the beginning of the applicable reference period. The foregoing calculation of the Leverage Ratio shall also give pro forma effect to Acquisitions (including all mergers and consolidations), Asset Sales and other dispositions and discontinuances of businesses or assets that have been made by Lessee or any of the Restricted Subsidiaries during the reference period or subsequent to such reference period and on or prior to the Leverage Ratio Calculation Date assuming that all such Acquisitions, Asset Sales and other dispositions and discontinuances of businesses or assets had occurred on the first day of the reference period; provided, however, that with respect to Lessee and the Restricted Subsidiaries, (a) Funded Debt and Synthetic Lease Obligations shall be reduced by amounts attributable to businesses or assets that are so disposed of or discontinued only to the extent that the Indebtedness or Synthetic Leases included within such Funded Debt and Synthetic Lease Obligations would no longer be an obligation of Lessee or the Restricted Subsidiaries subsequent to the Leverage Ratio Calculation Date and (b) Consolidated Cash Flow generated by an acquired business or asset of Lessee or the Restricted Subsidiaries shall be determined by the actual gross profit (revenues minus costs of goods sold) of such acquired business or asset during the immediately preceding number of full fiscal quarters as in the reference period minus the pro forma expenses that would have been incurred by Lessee and the Restricted Subsidiaries in the operation of such acquired business or asset during such period computed on the basis of (i) personnel expenses for employees retained by Lessee and the Restricted Subsidiaries in the operation of the acquired business or asset and (ii) non-personnel costs and expenses incurred by Lessee and the Restricted Subsidiaries on a per gallon basis in the operation of Lessee's business at similarly situated facilities of Lessee.

                           "Net  Income"  means,  with respect to Lessee and the
                  Restricted Subsidiaries, the net income (loss) of such Persons, determined in accordance with GAAP and before any reduction in respect of preferred stock dividends, excluding, however, (a) any gain (but not loss), together with any related provision for taxes on such gain (but not loss), realized in connection with (i) any asset sale (including, without limitation, dispositions pursuant to sale and leaseback transactions), or (ii) the disposition of any securities or the extinguishment of any Indebtedness of Lessee or any of the Restricted Subsidiaries, and (b) any extraordinary gain (but not loss), together with any related provision for taxes on such extraordinary gain (but not loss); provided, however, that all costs and expenses with respect to the redemption of the 1994 Fixed Rate Senior Notes, including, without limitation, cash premiums, tender offer premiums, consent payments and all fees and expenses in connection therewith, shall be added back to the Net Income of Lessee, the General Partner or the Restricted Subsidiaries to the extent that they were deducted from such Net Income in accordance with GAAP.

                           "Net Proceeds of Asset Sale" means the aggregate cash
                  proceeds received by Lessee or any of the Restricted Subsidiaries in respect of any Asset Sale, net of the direct costs relating to such Asset Sale (including, without limitation, legal, accounting and investment banking fees, and sales commissions) and any relocation expenses incurred as a result thereof, taxes paid or payable as a result thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements), and amounts required to be applied to the repayment of Indebtedness secured by a Lien on the asset or assets the subject of such Asset Sale.

                           "1994 Fixed Rate Senior Notes" means the 10% Series A
                  Fixed Rate Senior Notes due 2001 that were issued by Lessee and Ferrellgas Finance Corp. pursuant to that certain Indenture dated as of July 5, 1994 among Lessee, Ferrellgas Finance Corp. and Norwest Bank Minnesota, National Association. All of the 1994 Fixed Rate Senior Notes were redeemed prior to the Effective Date.

     "Omnibus Amendment Agreement No. 2" means Omnibus Amendment Agreement No. 2 in respect of the Participation Agreement and the Lease, dated as of April 18, 2000, between the Lessee, the General Partner, the Certificate Trustee, the Agent, the Certificate Purchasers and the Lender.

                           "Organization   Documents"   means,   (a)   for   any
                  corporation, the certificate or articles of incorporation, the bylaws, any certificate of determination or instrument relating to the rights of preferred shareholders of such corporation, any shareholder rights agreement, and all applicable resolutions of the board of directors (or any committee thereof) of such corporation, (b) for any general or limited partnership, the partnership agreement of such partnership and all amendments thereto and any agreements otherwise relating to the rights of the partners thereof, and
                  (c) for any limited liability company, the limited liability, operating or similar agreement and all amendments thereto and any agreements otherwise relating to the rights of the members thereof.

                           "Partnership Agreement" shall mean the Second Amended
                  and Restated Agreement of Limited Partnership of Lessee dated October 14, 1998, as amended from time to time in accordance with the terms of the Participation Agreement.

                           "Permitted   Lessee   Investments"   means   (a)  any
                  Investments in Cash Equivalents; (b) any Investments in Lessee or(subject to the provisions of Section 5.37) in a Restricted Subsidiary of Lessee that is a Guarantor; (c) Investments by Lessee or any Restricted Subsidiary of Lessee in a Person in compliance with the other provisions of this Agreement, if as a result of such Investment (i) such Person becomes a Restricted Subsidiary of Lessee and a Guarantor or (ii) such Person is merged, consolidated or amalgamated with or into, or transfers or conveys substantially all of its assets to, or is liquidated into, Lessee or a Restricted Subsidiary of Lessee that is a Guarantor; and (d) Investments by Lessee or any Restricted Subsidiary in Unrestricted Subsidiaries and Joint Ventures; provided that the amount of cash or property contributed, loaned or otherwise advanced by Lessee or such Restricted Subsidiaries in respect of such Investments may not exceed at any time an aggregate amount equal to the greater of
                  (i) $15,000,000 and (ii) 10% of Consolidated Cash Flow for the most recently ended four fiscal quarters of Lessee.

                           "Person"    means   an    individual,    partnership,
                  corporation, limited liability company, business trust, joint stock company, trust, unincorporated association, Joint Venture or Governmental Authority.

                           "Quarterly  Payment  Period"  shall  mean  successive
                  calendar quarters commencing on the Interim Term Expiration Date and thereafter on the last business day in March, June, September and December in each year; provided, however, that no Quarterly Payment Period may end later than the last day of the Lease Term.

                           "Restricted   Subsidiary"  means  any  Subsidiary  of
                  Lessee (a) of which 80% or more of the voting Capital Interests are beneficially owned, directly or indirectly, by Lessee and none of which Capital Interests are owned, directly or indirectly, by Unrestricted Subsidiaries, (b) which is engaged in the same or substantially the same line of business as Lessee, (c) which is organized under the laws of the United States or any State thereof, (d) which maintains substantially all of its assets and conducts substantially all of its business within the United States and (e) which is designated as a Restricted Subsidiary in Schedule IV to Omnibus Amendment Agreement No. 2 as of the Effective Date or which shall be designated as a Restricted Subsidiary by Lessee at a subsequent date pursuant to Section 5.16; provided, however, that (x) to the extent a newly formed or acquired Subsidiary meeting the foregoing requirements is not declared a Restricted Subsidiary or an Unrestricted Subsidiary within 90 days of its formation or acquisition, such Subsidiary shall be deemed to have been designated by Lessee as a Restricted Subsidiary (in which event Lessee shall comply, and shall cause such Restricted Subsidiary to comply, with Section 5.37) and (b) a Restricted Subsidiary may be designated as an Unrestricted Subsidiary in accordance with the provisions of
                  Section 5.16.

                           "2000  Note  Purchase   Agreement"   means  the  Note
                  Purchase Agreement, dated as of February 1, 2000 among Lessee and the Purchasers named therein, pursuant to which the 2000 Notes were issued, as it may be amended, modified or supplemented from time to time.

                           "2000 Notes" means, collectively, (a) the $21,000,000
                  8.68% Senior Notes, Series A, due August 1, 2006, (b) the $90,000,000 8.78% Senior Notes, Series B, due August 1, 2007 and (c) the $73,000,000 8.87% Senior Notes, Series C, due August 1, 2009, in each case issued by Lessee pursuant to the 2000 Note Purchase Agreement.

     "Unrestricted Subsidiary" means any Subsidiary which is not a Restricted Subsidiary."

     Section 1.2. Amendments to Lease. (a) Section 8.1 of the Lease shall be and is hereby amended and restated in its entirety to read as follows:

     "Section 8.1. Events of Default. The following shall constitute events of default (each a "Lease Event of Default") hereunder:

                   (a) Non-Payment. Lessee fails to pay, (i) when and as required to be paid herein, any payment of Basic Rent or any amount payable pursuant to Section 6.1(a), or Article IX, or (ii) within 5 days after the same becomes due, any Supplemental Rent (other than Supplemental Rent described in clause (i)); or

                   (b) Representation or Warranty. Any representation or warranty by Lessee or the General Partner made or deemed made herein, in any other Operative Document, or which is contained in any certificate, document or financial or other statement by Lessee, the General Partner, or any Responsible Officer, furnished at any time under this Lease, or in or under any other Operative Document, is incorrect in any material respect on or as of the date made or deemed made; or

                   (c) Specific Defaults. (i) Lessee fails to maintain the insurance required by Section 6.2 or Lessee fails to perform or observe any term, covenant or agreement contained in any of (A) Section 5.2 hereof or (B) Section 5.3 (other than subsection (d) thereof), 5.12,
         5.13 or 5.17 through 5.38, inclusive, of the Participation Agreement; or (ii) Lessee shall fail to sell all of the Units on the Termination Date in accordance with and satisfaction of each of the terms, covenants, conditions and agreements set forth under Article IX in connection with and following its exercise of the Sale Option; or

                   (d) Other Defaults. Lessee, the General Partner or any Subsidiary fails to perform or observe any other term or covenant contained in this Lease or any other Operative Document, and such default shall continue unremedied for a period of 30 days after the earlier of (i) the date upon which a Responsible Officer knew of such failure or (ii) the date upon which written notice thereof is given to Lessee by the Lessor or Agent; provided that if (i) such default is not curable by the payment of money and cannot be cured within such 30 day period, and (ii) Lessee, the General Partner or such Subsidiary is diligently pursuing the cure of such default, then the period for cure of such default will be extended for the period necessary for Lessee, the General Partner or such Subsidiary to effect such cure, but in no event longer than 90 days from the date of such notice or knowledge; or

                   (e) Cross-Default. Lessee, the General Partner or any Restricted Subsidiary (i) fails to make any payment in respect of any Indebtedness, Synthetic Lease Obligation or Contingent Obligation having an aggregate principal amount (including undrawn committed or available amounts and including amounts owing to all creditors under any combined or syndicated credit arrangement) of more than $10,000,000 when due (whether by scheduled maturity, required prepayment, acceleration, demand or otherwise) and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure or (ii) fails to perform or observe any other condition or covenant, or any other event (including any termination or similar event in respect of any Accounts Receivable Securitization) shall occur or condition exist, under any agreement or instrument relating to any such Indebtedness, Synthetic Lease Obligation or Contingent Obligation, and such failure continues after the applicable grace or notice period, if any, specified in the relevant document on the date of such failure if the effect of such failure, event or condition is to cause, or to permit the holder or holders of such Indebtedness or beneficiary or beneficiaries of such Indebtedness or Synthetic Lease Obligation (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) to cause such Indebtedness or Synthetic Lease Obligation to be declared to be due and payable prior to its stated maturity or to cause such Indebtedness, Synthetic Lease Obligation or Contingent Obligation to be prepaid, purchased or redeemed by Lessee, the MLP, the General Partner or any Restricted Subsidiary, or such Contingent Obligation to become payable or cash collateral in respect thereof to be demanded; or

                   (f) Insolvency; Voluntary Proceedings. The General Partner, the MLP, Lessee or any Restricted Subsidiary (i) ceases or fails to be solvent, or generally fails to pay, or admits in writing its inability to pay, its debts as they become due, subject to applicable grace periods, if any, whether at stated maturity or otherwise, (ii) voluntarily ceases to conduct its business in the ordinary course,
         (iii) commences any Insolvency  Proceeding  with respect to itself,  or
         (iv) takes any action to effectuate or authorize any of the  foregoing;
         or

                   (g) Involuntary Proceedings. (i) Any involuntary Insolvency Proceeding is commenced or filed against the General Partner, the MLP, Lessee or any Restricted Subsidiary, or any writ, judgment, warrant of attachment, execution or similar process is issued or levied against a substantial part of any such Person's properties, and any such proceeding or petition shall not be dismissed, or such writ, judgment, warrant of attachment, execution or similar process shall not be released, vacated or fully bonded within 60 days after commencement, filing or levy, (ii) the General Partner, the MLP, Lessee or any Restricted Subsidiary admits the material allegations of a petition against it in any Insolvency Proceeding, or an order for relief (or similar order under non-U.S. law) is ordered in any Insolvency
         Proceeding  or  (iii)  the  General  Partner,  the MLP,  Lessee  or any
         Restricted Subsidiary acquiesces in the appointment of a receiver, trustee, custodian, conservator, liquidator, mortgagee in possession (or agent therefor) or other similar Person for itself or a substantial portion of its property or business; or

                   (h) ERISA. (i) An ERISA Event occurs with respect to a Pension Plan which has resulted or could reasonably be expected to result in liability of Lessee or the General Partner under Title IV of ERISA to the Pension Plan or the PBGC in an aggregate amount in excess of $10,000,000 or (ii) the commencement or increase of contributions to, or the adoption of or the amendment of a Pension Plan by Lessee, the General Partner or any of their Affiliates which has resulted or could reasonably be expected to result in an increase in Unfunded Pension Liability among all Pension Plans in an aggregate amount in excess of $10,000,000.

                   (i) Monetary Judgments. One or more judgments, orders, decrees or arbitration awards is entered against Lessee, the General Partner or any Restricted Subsidiary involving in the aggregate a liability (to the extent not covered by independent third-party insurance as to which the insurer does not dispute coverage) as to any single or related series of transactions, incidents or conditions, of more than $10,000,000; or

                   (j) Non-Monetary Judgments. Any non-monetary judgment, order or decree is entered against Lessee, the General Partner or any Restricted Subsidiary which does or would reasonably be expected to have a Material Adverse Effect, and there shall be any period of 60 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or

                   (k)     [Intentionally Omitted.]

     (l) Adverse Change. There occurs a Material Adverse Effect; or

                   (m) Certain Indenture Defaults, Etc. (i) To the extent not otherwise within the scope of subsection (e) above, any "Event of Default" shall occur and be continuing under and as defined in the 1998 Note Purchase Agreement or the 2000 Note Purchase Agreement or (ii) any of the following shall occur under or with respect to the 1996 Indenture or any other Indebtedness guaranteed by Lessee or its Subsidiaries (collectively, the "Guaranteed Indebtedness"): (A) any demand for payment shall be made under any such Guaranty Obligation with respect to the Guaranteed Indebtedness or (B) so long as any such Guaranty Obligation shall be in effect (x) Lessee or any such Subsidiary shall fail to pay principal of or premium, if any, or interest on such Guaranteed Indebtedness after the expiration of any applicable notice or cure periods or (y) any "Event of Default" (however defined) shall occur and be continuing under such Guaranteed Indebtedness which results in the acceleration of such Guaranteed Indebtedness; or

                   (n) Guarantor Defaults. Any Guarantor fails in any material respect to perform or observe any term, covenant or agreement in its Guaranty, or any Guaranty is for any reason partially (including with respect to future advances) or wholly revoked or invalidated, or otherwise ceases to be in full force and effect, or any Guarantor or any other Person contests in any manner the validity or enforceability thereof or denies that it has any further liability or obligation thereunder or any event described at subsections (f) or (g) of this
         Section 8.1 occurs with respect to any Guarantor; or

                   (o) Operative Documents. Any Operative Document shall (except in accordance with its terms), in whole or in part, terminate, cease to be effective or cease to be the legally valid, binding and enforceable obligation of Lessee, or Lessee or any of its Affiliates shall, directly or indirectly, contest in any manner in any court the effectiveness, validity, binding nature or enforceability thereof, or the Lien securing Lessee's obligations under the Operative Documents shall, in whole or in part, cease to be a perfected first priority Lien free and clear of all Liens (other than Permitted Liens), or, in any case, Lessee or any of its Affiliates shall, at any time, directly or indirectly, contest in any manner in any court the validity or enforceability thereof; or

                   (p) Other Lease. A "Lease Event of Default" shall occur under the Other Lease.

                   (q)     Change of Control.  A Change of Control occurs."

         (b) Section 8.2 shall be and is hereby amended by deleting the reference to "Section 8.1(e) or Section 8.1(f)" contained in the fourth paragraph thereof and substituting in place thereof the phrase "Section 8.1(f) or Section 8.1(g)".

     Section 1.3. Amendment to Loan Agreement. Schedule II to the Loan Agreement shall be and is hereby amended in its entirety to read as Exhibit A attached hereto.

SECTION 2.           REPRESENTATIONS OF THE LESSEE.

         As of the date hereof, Lessee represents and warrants as follows:

         (a) all representations and warranties set forth in the Participation Agreement and Lease, as amended by this Amendment, are true and correct as of the date hereof and are incorporated herein by reference with the same force and effect as though herein set forth in full; and

         (b) no Lease Default or Lease Event of Default exists.

SECTION 3.           AUTHORIZATION AND DIRECTION.

         The Certificate Purchaser, by its execution hereof, authorizes the Certificate Trustee to execute and deliver this Amendment.

SECTION 4.           EFFECTIVENESS.

         This Amendment shall not become effective until, and shall become effective when, each and every one of the following conditions shall have been satisfied:

         (a) The Lessee,  the General  Partner,  the  Certificate  Trustee,  the
Agent, the Certificate Purchasers and the Lenders shall have executed this Amendment;

         (b) The Certificate Trustee, the Certificate Purchasers and the Lenders shall have received (i) certificates of existence and good standing with respect to Lessee and the General Partner from the Secretary of State of the state of its organization dated no earlier than the 30th day prior to the Effective Date,
(ii) copies of Lessee's Certificate of Limited Partnership, certified by the Secretary of State of the state of its organization dated no earlier than the 30th day prior to the Effective Date, (iii) certificates of the Secretary or Assistant Secretary of the general partner of Lessee, in form and substance satisfactory to Agent and the Participants, and attaching and certifying as to
(A) the Lessee's limited partnership agreement, (B) the directors' resolutions in respect of the execution, delivery and performance by Lessee of this Amendment, (C) the general partner's articles of incorporation and bylaws and
(D) the incumbency and signatures of persons authorized to execute and deliver documents on behalf of Lessee, and (iv) a legal opinion of Bracewell & Patterson L.L.P., satisfactory in form and substance to the Certificate Trustee, the Certificate Purchasers and the Lenders;

         (c) The reasonable fees and expenses of the Certificate Purchasers (including the fees and expenses of their special counsel) shall have been paid in accordance with Section 5 hereof; and

         (d) All proceedings taken in connection with this Amendment and any documents relating thereto shall be reasonably satisfactory to Agent,
Certificate Trustee, the Certificate Purchasers, the Lenders and their respective counsel, and each such Person shall have received copies of such documents as they may reasonably request in connection therewith, all in form and substance reasonably satisfactory to each such Person.

SECTION 5.           FEES AND EXPENSES.

         Lessee agrees to pay all the reasonable fees and expenses of the Certificate Purchasers in connection with the negotiation, preparation, approval, execution and delivery of this Amendment (including the fees and expenses of their special counsel).

SECTION 6.           MISCELLANEOUS.

         Section 6.1. Construction. This Amendment shall be construed in connection with and as part of the Agreements, and except as modified and expressly amended by this Amendment, all terms, conditions and covenants contained in the Agreements are hereby ratified and shall be and remain in full force and effect.

         Section 6.2. References. Any and all notices, requests, certificates and other instruments executed and delivered after the execution and delivery of this Amendment may refer to the Agreements without making specific reference to this Amendment but nevertheless all such references shall be deemed to include this Amendment unless the context otherwise requires.

         Section 6.3. Headings and Table of Contents. The headings of the Sections of this Amendment and the Table of Contents are inserted for purposes of convenience only and shall not be construed to affect the meaning or construction of any of the provisions hereof and any reference to numbered Sections, unless otherwise indicated, are to Sections of this Amendment.

     Section 6.4. Counterparts. This Amendment may be executed in any number of counterparts, each executed counterpart constituting an original but all together only one Amendment.

         SECTION 6.5. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK (EXCLUDING
CHOICE-OF-LAW PRINCIPLES OF THE LAW OF SUCH STATE THAT WOULD REQUIRE THE APPLICATION OF THE LAWS OF A JURISDICTION OTHER THAN SUCH STATE).

         IN WITNESS WHEREOF, the Lessee, the General Partner, the Certificate Trustee, the Agent, the Certificate Purchasers and the Lenders have caused this instrument to be executed, all as of the day and year first above written.

Lessee:                               FERRELLGAS, LP, as Lessee


                                      By Ferrellgas, Inc., its General Partner




                                     By:
                                     Name:
                                     Title:


General Partner:                     FERRELLGAS, INC.


                                     By:
                                     Name:
                                     Title:

Certificate Trustee:                 FIRST SECURITY BANK, NATIONAL ASSOCIATION,
                                     in its individual capacity and as
                                     Certificate Trustee




                                     By:
                                     Name:
                                     Title:

Agent: FIRST SECURITY TRUST COMPANY OF NEVADA, not in its individual capacity except as expressly stated herein, but solely as Agent




                                     By:
                                     Name:
                                     Title:

Certificate Purchaser:         [_____________________], as Certificate Purchaser




                                     By:
                                     Name:
                                     Title:

Certificate Purchaser:         [_____________________], as Certificate Purchaser




                                     By:
                                     Name:
                                     Title:

Certificate Purchaser:         [_____________________], as Certificate Purchaser




                                     By:
                                    Name:
                                     Title:

Lender:                        [_____________________], as Lender



                                     By:
                                     Name:
                                     Title:

Lender:                          [_____________________], as Lender




                                     By:
                                     Name:
                                     Title:

Lender:                          [_____________________], as Lender




                                     By:
                                     Name:
                                     Title:

Lender:                          [_____________________], as Lender




                                     By:
                                     Name:
                                     Title:

                                   SCHEDULE I


                            [CERTIFICATE PURCHASERS]

                                   SCHEDULE II


                                    [LENDERS]

                                  SCHEDULE III


                                     [LIENS]

                                   SCHEDULE IV


                          [SUBSIDIARIES AND AFFILIATES]

                                   SCHEDULE V


                             [EXISTING INDEBTEDNESS]

                                    EXHIBIT A


                                   SCHEDULE II
                               (TO LOAN AGREEMENT)


                          AMORTIZATION OF CLASS A NOTE


                              Payment                                                                   Loan
    Year                       Date*                                   Principal                       Balance

                                                                                                        100.000000%
      1                           3/30/00                                  0.303030%                     99.696970%
                                  6/30/00                                  0.303030%                     99.393939%
                                  9/30/00                                  0.303030%                     99.090909%
                                 12/30/00                                  0.303030%                     98.787879%
      2                           3/30/01                                  0.303030%                     98.484848%
                                  6/30/01                                  0.303030%                     98.181818%
                                  9/30/01                                  0.303030%                     97.878788%
                                 12/30/01                                  0.303030%                     97.575758%
      3                           3/30/02                                  0.303030%                     97.272727%
                                  6/30/02                                  0.303030%                     96.969697%
                                  9/30/02                                  0.303030%                     96.666667%
                                 12/30/02                                  0.303030%                     96.363636%
      4                           3/30/03                                  0.303030%                     96.060606%
                                  6/30/03                                  0.303030%                     95.757576%
                                  9/30/03                                  0.303030%                     95.454545%
                                 12/30/03                                  0.303030%                     95.151515%
      5                           3/30/04                                  0.303030%                     94.848485%
                                  6/30/04                                  0.303030%                     94.545455%
                                  9/30/04                                  0.303030%                     94.242424%
                                 12/30/04                                  0.303030%                     93.939394%
      6                           3/30/05                                  0.303030%                     93.636364%
                                  6/30/05                                 93.636364%                      0.000000%

*last Business Day of calendar quarter